SUBSIDIARIES OF COMPUMED, INC.





				         STATE OF		PERCENTAGE
NAME			     	       INCORPORATION 		  OWNED
-----			      	      ----------------		----------
Irsco Development Company, Inc.         California	         100%
CompuMed Syatems, Inc. 			California 		 100%